Exelon Corporation Quarter Review

Exelon.

Q2 2019

GAAP Earnings $0.50 per share

Adjusted earnings of $0.60 per share*

We have met or beaten[1] the mid-point of our earnings guidance range for **16 of the past 18 quarters**

MILESTONES & RECOGNITION

2019 Benchmarking Air Emissions Report

The report determined that Exelon is the largest zero-carbon power producer in the United States

DiversityInc Top 50

Exelon ranked 24th on DiversityInc's list of Top 50 companies for diversity, 4th of Top 10 companies for diverse leadership and 10th for the Top 17 companies in hiring for veterans

Fortune 500

Exelon ranked 93rd on the 2019 Fortune 500 list and has been on the list since 1995

Volunteerism

National Volunteer Month 2019

5,368
Employees volunteered

18,250
Total volunteer hours

452
Total company-endorsed volunteer events

OPERATIONAL METRICS

Exelon Utilities

- Strong reliability metrics across our utilities with ComEd in the top decile performance in both CAIDI and SAIFI
- ComEd and PHI achieved top decile performance in Service Level and Abandon Rate
- BGE, ComEd and PECO recorded top decile performance in Customer Satisfaction
- Delmarva Power achieved the number one ranking in J.D. Power's 2019 Electric Utility Residential Customer Satisfaction Study for the East Midsize Region; first Exelon utility to rank first in residential survey

Exelon Generation

Continued **best-in-class performance** across our generation fleet:

95.1%
Q2 2019 Nuclear Capacity Factor[2]

96.0%
Q2 2019 Renewables energy capture

99.7%
Q2 2019 Power dispatch match

38.8 TWhs
Owned and operated Q2 2019 nuclear production[2]

* For reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables in our press release

(1) Non-GAAP Earnings are used for setting guidance and comparing to actual results

(2) Excludes Salem and EDF's equity ownership share of the CENG joint venture